UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2012

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Freescale Semiconductor Holdings I, Ltd.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

This Amendment No. 1 on Form 8-K/A reports the decision of Freescale Semiconductor, Ltd. (“Freescale”) regarding the frequency of future advisory and non-binding shareholder votes on the compensation of Freescale’s named executive officers. Freescale reported the results of the matters submitted to vote at its 2012 annual general meeting of shareholders on Form 8-K filed on April 27, 2012 (the “Original 8-K”). The sole purpose of this Form 8-K/A is to disclose Freescale’s decision regarding the frequency of future advisory and non-binding shareholder votes in light of the shareholder vote. Except for the foregoing, this Amendment No. 1 does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at Freescale’s annual general meeting of shareholders held on April 25, 2012, a majority of the shares were cast in favor of holding an advisory and non-binding shareholder vote regarding named executive compensation on an annual basis.  In light of this result and the other factors considered by Freescale’s Board of Directors in making its original recommendation to the shareholders, Freescale’s Board of Directors has decided to hold future advisory and non-binding shareholder votes on named executive compensation on an annual basis, until such time as the next advisory vote is submitted to shareholders regarding the frequency of advisory votes on executive compensation, or until Freescale’s Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of Freescale’s shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

May 18, 2012	By:	Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary